Exhibit 99.1

Plug Power Receives Expected Notice from Nasdaq

Expects to File First Quarter 2021 10-Q By June 14, 2021

LATHAM, N.Y. May 19, 2021 -- Plug Power Inc. (“Plug Power” or the “Company”) (NASDAQ: PLUG), a leading provider of turnkey hydrogen solutions building the global green hydrogen economy, announced today that the Company received an expected letter dated May 18, 2021 from the Nasdaq Listing Qualifications Department indicating that, based upon the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “First Quarter Form 10-Q”) with the U.S. Securities and Exchange Commission (the “SEC”), the Company did not satisfy Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires issuers to timely file periodic reports with the SEC. The Nasdaq notification letter has no immediate effect on the listing or trading of Plug Power’s common stock on the Nasdaq Capital Market.

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) on May 14, 2021. As previously disclosed, given the time and focus dedicated to completing the restatement and filing of the Form 10-K, the Company is delayed in its customary reporting and review process for the quarter ended March 31, 2021. The Company and its independent auditor are working diligently to complete the first quarter review. The Company expects to file the First Quarter Form 10-Q by June 14, 2021 and will hold its first quarter earnings conference call on the same day it files its Form 10-Q.

If the Company is unable to file the First Quarter Form 10-Q with the SEC by June 14, 2021, the Company intends to submit a plan to regain compliance with the Nasdaq Listing Rules on or prior to that date. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until September 13, 2021, to regain compliance.

About Plug Power

Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell turnkey solutions. The Company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while meeting sustainability goals. Plug Power created the first commercially viable market for hydrogen fuel cell technology. As a result, the Company has deployed over 40,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs. Plug Power’s vertically-integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, The Southern Company, Carrefour, and Walmart. The Company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers. Learn more at www.plugpower.com.

Forward Looking Statements This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the expected timing of the completion and filing of the First Quarter Form 10-Q, the expected timing of the first quarter earnings conference call and the expected timing and process to regain compliance with the Nasdaq listing requirements. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risk that the completion and filing of the First Quarter Form 10-Q will take longer than anticipated; the Company’s ability to continue to comply with the applicable listing standards of NASDAQ; and the risk of potential litigation or regulatory action arising from the failure to timely file the 2020 Annual Report or the First Quarter Form 10-Q. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2020, as well as other filings and reports that are filed by the Company from time to time with the SEC. Each forward-looking statement in this press release speaks only as of the date of the particular statement. The Company disclaims any obligation to update forward-looking statements except as may be required by law.

Contacts

Media Contact

Andrea Rose / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-895-8666 / 212-895-8650

arose@joelefrank.com / msiddig@joelefrank.com